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                                                                     Exhibit 16


                              RED ROOF INNS, INC.

           AMENDED AND RESTATED 1994 MANAGEMENT EQUITY INCENTIVE PLAN

Section 1.  Purpose of Plan.

      The purpose of this Amended and Restated 1994 Management Equity Incentive Plan (the "Plan") of Red Roof Inns, Inc. (the "Company"), which amends and restates the Company's Management Stock Option Plan dated December 29, 1994 (the "Original Plan"), is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining key employees for the Company and its subsidiary corporations. In order to serve this purpose, the Plan encourages and enables key employees to participate in the Company's future prosperity and growth by providing them with incentives based on the Company's performance, development, and financial success. These objectives will be promoted by granting to key employees equity-based awards (the "awards") in the form of: (a) Incentive Stock Options ("ISOs"), which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (b) stock options which are not intended so to qualify ("NQSOs") (ISOs and NQSOs are referred to together hereinafter as "Stock Options"); (c) shares of the Company's common stock, $0.01 par value (the "Shares"), which will be subject to certain conditions and restrictions ("Restricted Shares"); and (d) Performance Units, as described in Section 7, below.

Section 2.  Administration of Plan.

      The Plan shall be administered by a committee (the "Committee") of not less than two directors of the Company appointed by the Company's Board of Directors (the "Board"); provided that members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company. The Committee shall have the power and authority to: (a) select Eligible Employees (as defined in Section 3, below) as recipients of awards (such recipients, "Participants"); (b) grant Stock Options, Restricted Shares, or Performance Units, or any combination thereof; (c) determine the number and type of awards to be granted; (d) determine the terms and conditions, not inconsistent with the terms hereof, of any award, including without limitation time and performance restrictions; (e) adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; (f) interpret the terms and provisions of the Plan and any award granted and any agreements relating thereto; and (g) take any other actions the Committee considers appropriate in connection with,

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and otherwise supervise the administration of, the Plan. All decisions made by the Committee pursuant to the provisions hereof, including without limitation decisions with respect to employees to be granted awards and the number and type of awards, shall be made in the Committee's sole discretion and shall be final and binding on all persons.

Section 3. Participants in Plan.

     The persons eligible to receive awards under the Plan ("Eligible Employees") shall include officers and other key employees of the Company or one or more of its subsidiary corporations who, in the opinion of the Committee, have responsibilities affecting the management, development, or financial success of the Company or such subsidiary corporations.

Section 4. Shares Subject to Plan.

     The maximum aggregate number of Shares which may be issued under the Plan shall be 2,400,000 Shares; provided that in no event shall more than 10% of the Shares authorized for issuance under the Plan be granted in the form of awards other than Stock Options. The Shares which may be issued under the Plan may be authorized but unissued Shares or issued Shares reacquired by the Company and held as Treasury Shares. The maximum number of Shares with respect to which Stock Options, Restricted Shares, and Performance Units may be granted to any single Participant under the Plan during any single fiscal year of the Company shall be 400,000.

     If any Shares that have previously been the subject of a Stock Option cease to be the subject of a Stock Option (other than by reason of exercise), or if any Restricted Shares granted hereunder are forfeited by the holder, or if any Stock Option or other award terminates without a payment being made to the award recipient in the form of Shares, or if any Shares (whether or not restricted) previously distributed under the Plan are returned to the Company in connection with the exercise of an award (including without limitation in payment of the exercise price or tax withholding), such Shares shall again be available for distribution in connection with future awards under the Plan.

     If the Company (a) pays a stock dividend or makes a distribution in Shares without receiving consideration in the form of money, services, or property, (b) subdivides or splits its outstanding Shares into a greater number of Shares, or
(c) combines its outstanding Shares into a smaller number of Shares, then the aggregate number of Shares reserved for issuance pursuant to the Plan, the limitation on the number of Shares available under the Plan (including without limitation the limitations with respect to the maximum percentage of Shares subject to awards other than Stock Options and the maximum number of Shares per Participant per fiscal year), the number and exercise price of Shares subject to the unexercised portions of then-outstanding Stock Options, the purchase price (if any) for Restricted Shares, the financial Performance Goals (if any) of Shares the subject of Performance Unit awards, and such other characteristics or terms of awards under the Plan as the Committee shall deem appropriate, in its sole discretion, shall be so adjusted so that, assuming that awards had been previously granted for all of the Shares

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so reserved, the Participants would be entitled to receive for the same aggregate price that number of Shares or other property which they would have owned after the happening of any of the events described above had they exercised all of their rights under such awards prior to the happening of such event. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend or other distribution or the effective date in the case of a subdivision, split, or combination.

     If the Company reclassifies or changes the Shares (except for splitting or combining, changing par value, changing from par value to no par value, or changing from no par value to par value) or participates in a consolidation or merger (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the Shares except as stated above), then the aggregate number of Shares available under the Plan (including without limitation the limitations with respect to the maximum percentage of Shares subject to awards other than Stock Options and the maximum number of Shares per Participant per fiscal year), the number and exercise price of Shares subject to the unexercised portions of then-outstanding Stock Options, the purchase price (if any) for Restricted Shares, the financial Performance Goals (if any) of Shares the subject of Performance Unit awards, and such other characteristics or terms of awards under the Plan as the Committee shall deem appropriate, in its sole discretion, shall be adjusted so that, assuming that awards had been previously granted for all the Shares so reserved, the Participants would be entitled to receive for the same aggregate price that number and type of shares of capital stock or other property which they would have owned after the happening of any of the events described above had they exercised all of their rights under such awards prior to the happening of such event.

     No adjustment pursuant to this section shall be required unless such adjustment would require an increase or decrease of at least 1% in the number or price of Shares; provided that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section shall be made to the nearest cent or to the nearest full share, as the case may be. Anything in this section to the contrary notwithstanding, but subject to the provisions of Section 422 of the Code and Rule 16b-3 under the Exchange Act, the Company shall be entitled to make such reductions in the exercise price, in addition to those required by this section, as it, in its discretion, shall determine to be advisable in order that any stock dividends, subdivisions or splits of shares, distribution of rights to purchase shares or securities, or distribution of securities convertible into or exchangeable for shares hereafter made by the Company to its shareholders shall not be taxable.

     Whenever an adjustment is made pursuant to the preceding provisions of this section, the Company shall prepare a notice of such adjustment setting forth the terms and the effective date of such adjustment and shall mail such notice of adjustment to the Participants at their respective addresses appearing on the records of the Company or at such other address as any Participants may from time to time designate in writing to the Company.

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Section 5.  Grant of Awards.

            ISOs, NQSOs, Restricted Shares, and Performance Units may be granted alone or in addition to other awards granted under the Plan. Any awards granted under the Plan shall be in such form as the Committee may from time to time approve, consistent with the Plan, and the provisions of awards need not be the same with respect to each Participant.

            Any provision of the Plan to the contrary notwithstanding, without the consent of the Participant(s) affected, no provision of the Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or so as to disqualify any ISO under such Section 422.

            Each award granted under the Plan shall be authorized by the Committee and shall be evidenced by a written Stock Option Agreement, Restricted Share Agreement, or Performance Unit Agreement, as the case may be (collectively, "Award Agreements"), in form approved by the Committee from time to time, which shall be dated as of the date on which the award is granted, signed by an officer of the Company authorized by the Committee, and signed by the Participant, and which shall describe the award and state that the award is subject to all the terms and provisions of the Plan and such other terms and provisions, not inconsistent with the Plan, as the Committee may approve. The date on which the Committee approves the granting of an award shall be deemed to be the date on which the award is granted for all purposes, unless the Committee otherwise specifies in its approval. Nothing contained in the Plan or any resolution adopted by the Committee or the Board shall constitute the granting of an award under the Plan. The granting of an award under the Plan shall take place only if and when an Award Agreement has been duly executed and delivered by or on behalf of the Company and the Participant.

Section 6.  Stock Options.

            Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Stock Option grant shall be evidenced by a written Stock Option Agreement, executed as set forth in Section 5, above, which shall be consistent with the Plan, including without limitation the following provisions:

            (a)  Exercise Price.

                 The exercise price per Share issuable upon exercise of a Stock
            Option shall be no less than the fair market value per Share on the date the Stock Option is granted; provided that, if the Participant at the time an ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the exercise price per Share shall be at least 110% of the fair market value of the Shares subject to the ISO on the date of grant. For purposes of the Plan, the fair market value of the Shares shall mean, as of any given date, the (i) last reported

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sale price on the New York Stock Exchange, (ii) last reported sale price on the
NASDAQ National Market System, (iii) mean between the high and low bid and ask prices, as reported by the National Association of Securities Dealers, Inc., or
(iv) last reported sale price on any other stock exchange on which the Shares are listed, whichever is applicable; provided that if none of the foregoing is applicable, fair market value shall be determined by the Committee in good faith.

(b)  Vesting and Exercise of Options.

     A Stock Option shall be exercisable only with respect to the Shares which have become vested pursuant to the terms of that Stock Option. Each Stock Option shall become vested with respect to Shares subject to that Stock Option on such date or dates and on the basis of such other criteria, including without limitation the performance of the Company, as the Committee may determine, in its discretion, and as shall be specified in the applicable Stock Option Agreement. The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other law or other changes in circumstances occurring after the award of such Stock Option. Notwithstanding any provision of this Section 6 to the contrary, any Options (as defined in the Original Plan) granted under the Original Plan which, as of the effective date of this Plan, are unexercised and which have not expired or been terminated for any reason shall remain subject to the terms and conditions, including without limitation vesting provisions, of the Stock Option Agreements under which such Options were granted.

(c)  Term.

     No Stock Option shall be exercisable after the expiration of 10 years from the date on which that Stock Option is granted. With respect to ISOs, if the Participant at the time the ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the ISO shall not be exercisable after the expiration of five years from the date on which the ISO is granted.

(d)  Method of Exercise.

     A Stock Option may be exercised, in whole or in part, by giving written notice to the Secretary of the Company stating the number of Shares (which must be a whole number) to be purchased. Subject to compliance with all other terms and conditions of the Plan and the Stock Option Agreement relating to such Stock Option, the Company shall deliver, at the specified time at the principal office of the Company, a certificate for such Shares to the person entitled to receive such Shares upon receipt of payment of the full purchase price for such Shares by certified or bank cashier's check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery

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of unrestricted Shares having a fair market value on the date of such delivery equal to the total exercise price, (ii) delivery or offnet against Shares to be received upon exercise of the Stock Option having a fair market value equal to the total exercise price at the time of exercise, or (iii) a combination of the preceding methods.

(e)  Restrictions on Shares Subject to Stock Options.

     Shares issued upon the exercise of any Stock Option may be made subject to such transferability or other restrictions or conditions as the Committee may determine, in its discretion, and as shall be set forth in the applicable Stock Option Agreement.

(f)  Reload Options.

     The Committee may, effective as of the date of exercise by a Participant of all or part of a Stock Option, grant to that Participant an additional Stock Option (a "Reload Option") to purchase at fair market value as of the date of exercise of the exercised Stock Option (the "Underlying Option") the number of Shares used by the Participant (by delivery or offnet pursuant to Section 6(d), above) is paying the purchase price for the Shares subject to the Underlying Option or retained by the Company to cover withholding taxes pursuant to
Section 10 below; provided that (i) a Reload Option may only be granted during the period the Participant is an employee of the Company or any subsidiary corporation; (ii) a Reload Option may be exercised only between the date of its grant and the date of expiration of the Underlying Option; and (iii) the Reload Option shall be evidenced by a written Reload Option Agreement containing such additional terms and provisions, not inconsistent with the Plan, as the Committee shall approve, including without limitation a provision for the grant of an additional Reload Option with respect to Shares used by the Participant to pay for Shares, or retained by the Company for withholding taxes, upon the exercise of all or part of the underlying Reload Option.

(g)  Transferability.

     Stock Options shall not be transferable by the Participant except with the prior approval of the Committee and only in compliance with the restrictions imposed under Section 16(b) of the Exchange Act. ISOs shall not be transferable by the Participant other than by will or the laws of descent and distribution. Any attempted transfer without Committee approval shall be null and void. Unless Committee approval of the transfer shall have been obtained, all Stock Options shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative. Without limiting the generality of the foregoing, the Committee may, in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any Stock Option other than any ISO by a Participant to a member of such Participant's family or to a trust or partnership whose beneficiaries are members of the Participant's family. In such case, the Stock Option shall be exercisable only by such transferee. For

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            purposes of this provision, a Participant's "family" shall include the Participant's spouse, children, grandchildren, nieces, and nephews.

            (h)  Termination of Employment by Reason of Death or Disability.

                 If a Participant's employment by the Company and its
            subsidiary corporations terminates by reason of the Participant's death or disability (as defined in Section 22(e)(3) of the Code with respect to ISOs and, with respect to NQSOs, as defined by the Committee in its discretion at the time of grant and set forth in the Stock Option Agreement), then (i) unless otherwise determined by the Committee within 60 days of such death or disability, to the extent a Stock Option held by such Participant is not vested as of the date of death or disability, such Stock Option shall automatically terminate on such date; and (ii) to the extent a Stock Option held by such Participant is vested (whether pursuant to its terms, a determination of the Committee under the preceding clause (i), or otherwise) as of the date of death or disability, such Stock Option may thereafter be exercised by the Participant, the legal representative of the Participant's estate, the legatee of the Participant under the will of the Participant, or the distributee of the Participant's estate, whichever is applicable, for a period of one year (or such other period as the Committee may specify at or after grant or death or disability) from the date of death or disability or until the expiration of the stated term of such Stock Option, whichever period is shorter.

            (i)  Termination of Employment by Reason of Retirement.

                 If a Participant's employment by the Company and its
            subsidiary corporations terminates by reason of the Participant's retirement, then each NQSO held by such Participant may thereafter be exercised by the Participant according to its terms, including without limitation for such period after such termination of employment as shall be set forth in the applicable Stock Option Agreement, and each ISO held by such Participant may thereafter be exercised by the Participant for a period of 90 days from the date of such termination of employment, or until the expiration of the stated term of such ISO, whichever period is shorter. For purposes of the Plan, retirement shall mean voluntary termination of employment by a Participant from the Company and its subsidiary corporations after attaining age 55 and having at least five years of service with the Company or any of its subsidiary corporations.

            (j)  Other Termination of Employment.

                 If a Participant's employment by the Company and its
            subsidiary corporations terminates for any reason other than death, disability, or retirement, then (i) to the extent any Stock Option held by such Participant is not vested as of the date of termination, such Stock Option shall automatically terminate on such date; and (ii) unless otherwise determined by the Committee at or after grant or termination, to the extent any Stock Option held by such Participant is vested as of the date of such termination, such Stock

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            Option may thereafter be exercised for a period of 90 days from the date of termination; provided that, upon the termination of the Participant's employment by the Company or its subsidiary corporations for Cause, any and all unexercised Stock Options granted to such Participant shall immediately lapse and be of no further force or effect. For purposes of the Plan, whether termination of a Participant's employment by or service to the Company or any of its subsidiary corporations is for "Cause" shall be determined by the Committee in its sole discretion.

            (k)  Effect of Termination of Participant's Employment on
                 Transferee.

                 Except as otherwise permitted by the Committee in its sole discretion, no Stock Option held by a transferee of a Participant pursuant to the fifth sentence of Section 6(g), above, shall remain exercisable for any period of time longer than would otherwise be permitted under Sections 6(h), (i), and (j) without specification of other periods by the Committee as provided therein.

            (l)  Section 422 Limitations.

                 The aggregate fair market value (determined as of the time of grant) of the Shares with respect to which ISOs are exercisable for the first time by the Participant during any calendar year under the Plan and any other stock option plan of the Company and its affiliates shall not exceed $100,000.

Section 7.  Restricted Shares.

            Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Restricted Share grant shall be evidenced by a written Restricted Share Agreement, executed as set forth in Section 5, above, which shall be consistent with the Plan, including without limitation the following provisions:

            (a)  Price.

                 The purchase price for Restricted Shares shall be any price set by the Committee but may not be less than the par value of such Restricted Shares. Payment in full of the purchase price, if any, shall be made by certified or bank cashier's check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or (ii) a combination of the preceding methods.

            (b)  Acceptance of Restricted Shares.

                 At the time the Restricted Shares are awarded, the Committee may determine that such Shares shall, after vesting, be further restricted as to transferability or be subject

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            to repurchase by the Company or forfeiture upon occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Restricted Share Agreement. Awards of Restricted Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the award date by executing the Restricted Share Agreement and paying the price, if any, required under Section 7(a), above. The Participant shall not have any rights with respect to the award of Restricted Shares unless and until the Participant has executed the Restricted Share Agreement, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the award.

            (c)  Share Restrictions.

                 Subject to the provisions of the Plan and the applicable
            Restricted Share Agreement, during such period as may be set by the Committee, in its discretion, and as shall be set forth in the applicable Restricted Share Agreement (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber the Restricted Shares. Subject to the limitations set forth in the first sentence of Section 4, above, the Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares. Unless otherwise determined by the Committee at or after grant or termination of the Participant's employment, if the Participant's employment by the Company and its subsidiary corporations terminates during the Restriction Period, all Restricted Shares held by such Participant and still subject to restriction shall be forfeited by the Participant.

            (d)  Stock Certificate and Legends.

                 Upon payment in full of the purchase price, if any, each
            Participant receiving a Restricted Share award shall be issued a stock certificate with respect to the Restricted Shares awarded. Such certificate shall be registered in the name of such Participant. The Committee may require that the stock certificates evidencing such Restricted Shares be held by the Company until the restrictions thereon have lapsed, and that, as a condition of any Restricted Share award, the Participant shall have delivered a stock power, endorsed in black, relating to the Shares covered by the award.

            (e)  Stockholder Rights.

                 Except as provided in this Section 7, the Participant shall have, with respect to the Restricted Shares, all of the rights of a stockholder of the Company, including without limitation the right to vote the Restricted Shares and the right to receive any dividends or other distributions with respect to the Restricted Shares, but subject, however, to those restrictions placed on the Restricted Shares under the Plan and as specified by the Committee in the Restricted Share Agreement.

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      (f)   Expiration of Restriction Period.

            Upon the expiration of the Restriction Period without prior forfeiture of the Restricted Shares subject to such Restriction Period, unrestricted stock certificates for such Shares shall be delivered to the Participant.


Section 8.  Performance Units.

      The Committee may award Performance Units under the Plan. Each Performance Unit shall be evidenced by a Performance Unit Agreement as provided in Section 5, above, and shall represent the right of the Participant to receive an amount equal to the value related to the Performance Units awarded, such value to be determined in the manner established by the Committee at the time of the award, including without limitation a value per Performance Unit equal to the fair market value of a Share. Performance Units granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate.

      (a)   Establishment of Performance Accounts.

            At the time of award, the Company shall establish an account (the "Performance Account") for each Participant awarded Performance Units. Performance Units awarded to each Participant shall be credited to such Participant's Performance Account.

      (b)   Performance Periods and Goals.

            (i) The performance period for each award of Performance Units shall be of such duration as the Committee shall establish at the time of the award (the "Performance Period"). There may be more than one award in existence at any one time, and Performance Periods may differ.

            (ii) At the time of each award of Performance Units, the Committee shall establish a range of performance goals (the "Performance Goals") to be achieved during the Performance Period. The Performance Goals shall be determined by the Committee using such measures of the performance of the Company over the Performance Period as the Committee shall select, including without limitation earnings, return on capital, or any performance goal approved by the stockholders of the Company in accordance with Section 162(m) of the Code. Performance Units awarded to Participants will be earned as determined by the Committee with respect to the attainment of the Performance Goals set for the Performance Period. Attainment of the highest Performance Goal for the Performance Period will earn 100% of the Performance Units awarded for the Performance Period; failure to attain the lowest Performance Goal for the Performance Period will earn none of the Performance Units awarded for the Performance Period.

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            (iii) Attainment of the Performance Goals will be calculated from the consolidated financial statements of the Company but shall exclude (A) the effects of changes in federal income tax rates, (B) the effects of unusual, non-recurring, and extraordinary items as defined by Generally Accepted Accounting Principles ("GAAP"), and (C) the cumulative effect of changes in accounting principles in accordance with GAAP. The Performance Goals may vary for different Performance Periods and need not be the same for each Participant receiving an award for a Performance Period. The Committee may, in its sole discretion, subject to the limitations of
      Section 17, vary the terms and conditions of any Performance Unit award, including without limitation the Performance Period and Performance Goals, without stockholder approval, as applied to any recipient who is not a "covered employee" with respect to the Company as defined in Section 162(m) of the Code. In the event applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures as they pertain to covered employees without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

      (c)   Rights and Benefits During Performance Period.

            The Committee may provide that amounts equivalent to interest at such rates as the Committee may determine shall be payable with respect to Performance Units. All amounts payable pursuant to this Section 8(c) shall be credited for valuation purposes to the Participant's Performance Account.

      (d)   Payment Respecting Performance Units.

            (i) Performance Units shall be earned to the extent that the terms and conditions of the Plan are met. Notwithstanding the foregoing, Performance Units and any other amounts credited to the Participant's Performance Account shall be payable to the Participant only when, if, and to the extent that the Committee determines to make such payment.

            (ii) Any payment determination with respect to each award of Performance Units and the corresponding Performance Period shall be made by the Committee during the first six months following the end of the Performance Period. If such determination is not made during such six-month period, all amounts credited to the Participant's Performance Account with respect to that award and the corresponding Performance Period shall become immediately in cash by the Company.

            (iii) Payment for Performance Units and any related amounts equivalent to interest may be made in a lump sum or in installments, in cash, Shares, other awards, other property, or a combination thereof, and may have such other terms as the Committee may determine.

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            (e)  Termination of Employment.

                 If a Participant's employment by the Company and its subsidiary corporations terminates before the end of any Performance Period with the consent of the Committee, or upon the Participant's death, retirement (as defined in Section 6(i), above), or disability (as defined by the Committee in its discretion at the time of grant and set forth in the Performance Unit Agreement), the Committee, taking into consideration the performance of such Participant and the performance of the Company over the Performance Period, may authorize the payment to such Participant (or his legal representative or designated beneficiary) of all or a portion of the amount which would have been paid to him had his employment continued to the end of the Performance Period. If the Participant's employment by the Company and its subsidiary corporations terminates for any other reason, all Performance Units and amounts credited to the Participant's Performance Account shall be forfeited.

Section 9.  Restriction on Exercise After Termination.

            Notwithstanding any provision of this Plan to the contrary, no unexercised right created under this Plan (an "Unexercised Right") and held by a Participant on the date of termination of such Participant's employment by the Company and its subsidiary corporations for any reason shall be exercisable after such termination if, prior to such exercise, the Participant (a) takes other employment or renders services to others without the written consent of the Company, (b) violates any non-competition, confidentiality, conflict of interest, or similar provision set forth in the Award Agreement pursuant to which such Unexercised Right was awarded, or (c) otherwise conducts himself in a manner adversely affecting the Company in the sole discretion of the Committee.

Section 10. Withholding Tax.

            The Company, at its option, shall have the right to require the Participant or any other person receiving Shares, Restricted Shares, or Performance Units to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, Restricted Shares, or Performance Units or, in lieu of such payment, to retain or sell without notice a number of such Shares sufficient to cover the amount required to be so withheld. The Company, at its option, shall have the right to deduct from all dividends paid with respect to Shares and Restricted Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments. The Company, at its option, shall also have the right to require a Participant to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the receipt by the Participant of Shares pursuant to the exercise of a Stock Option, or, in lieu thereof, to retain, or sell without notice, a number of Shares sufficient to cover the amount required to be withheld. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

Section 11. Securities Law Restrictions.

            No right under the Plan shall be exercisable and no Share shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any state or federal law, rule, or regulation as the Committee shall determine to be necessary or advisable.

            The Committee may require each person acquiring Shares under the Plan (a) to represent and warrant to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof, and (b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Committee may reasonably request. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

            All Shares or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

Section 12. Change in Control.

            (a)  Accelerated Vesting and Company Purchase Orders.

                 Notwithstanding any provision of this Plan or any Award
            Agreement to the contrary (unless such Award Agreement contains a provision referring specifically to this Section 12 and stating that this Section 12 shall not be applicable to the award evidenced by such Award Agreement), if a Change in Control or a Potential Change in Control (each as defined below) occurs, then:

                 (i) any and all Stock Options theretofore granted and not fully vested shall thereupon become vested and exercisable in full and shall remain so exercisable in accordance with their terms, and the restrictions applicable to any or all Restricted Shares and Performance Units shall lapse and such Shares and awards shall be fully vested; provided that no Stock Option or other award right which has previously been exercised or otherwise terminated shall become exercisable; and

                 (ii) the Company may, at its option, terminate any or all unexercised Stock Options and portions thereof not more than 30 days after such Change in Control or Potential Change in Control; provided that the Company shall, upon such termination and with respect to each Stock Option so terminated, pay to the Participant (or such Participant's transferee, if applicable) theretofore holding such Stock Option cash in an amount equal to the difference between the fair market value (as defined in Section 6(a), above) of the Shares subject to the Stock Option at the time the Company exercises its option under this Section 12(a)(ii) and the exercise price of the Stock Option; and provided further that if such fair market value is less than such exercise price, then the Committee may, in its discretion, terminate such Stock Option without any payment.

(b)  Definition of Change in Control.

     For purposes of the Plan, a "Change in Control" means the happening of any of the following:

     (i) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company, any subsidiary of the Company, and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), and excluding The Morgan Stanley Real Estate Fund, L.P. ("MSREF") and its affiliates (as defined in Rule 12b-2 under the Exchange Act), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

     (ii) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority of the Board; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 12(b)(ii); or

     (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company, a subsidiary of the Company, or MSREF or any of its affiliates through purchase of assets, by merger, or otherwise.

            Provided that a change in control shall not be deemed to be a Change in Control for purposes of this Plan if the Board had approved such change prior to either (A) the commencement of any event described in Sections 12(b)(i), (ii), (iii), or 12(c)(i) of this Plan, or (B) the commencement by any person other than the Company of a tender offer for Shares.

      (c)   Definition of Potential Change in Control.

            For purposes of the Plan, a "Potential Change in Control" means the happening of any one of the following:

            (i) The approval by the stockholders of the Company of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in
                  Section 12(b), above; or

            (ii) The acquisition of beneficial ownership of the Company, directly or indirectly, by any entity, person, or group (other than the Company, a subsidiary of the Company, or any Company employee benefit plan (including any trustee of such plan acting as such trustee), and other than MSREF and its affiliates) representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the Plan.


Section 13. No Enlargement of Employment Rights.

      The adoption of this Plan and the grant of one or more awards to an employee of the Company or any of its subsidiaries shall not confer any right to the employee to continue in the employ of the Company or any such subsidiary and shall not restrict or interfere in any way with the right of his employer to terminate his employment at any time, with or without cause.

Section 14. Rights as Stockholder.

      No Participant or his executor or administrator or other transferee shall have any rights of a stockholder in the Company with respect to the Shares covered by an award unless and until a certificate representing such Shares has been duly issued and delivered to him under the Plan.

Section 15. Acceleration of Rights.

      The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option or other award right shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of the award.

Section 16. Definition of Subsidiary.

            The terms "subsidiary" and "subsidiary corporation" when used in the Plan or any Award Agreement made pursuant to the Plan mean a subsidiary corporation as defined in Section 424(f) of the Code.

Section 17. Interpretation, Amendment or Termination of Plan.

            The interpretation by the Committee of any provision of the Plan or of any Award Agreement executed pursuant to the grant of an award under the Plan shall be final and conclusive upon all Participants or transferees under the Plan. The Board, without further action on the part of the stockholders of the Company, may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan, provided that: (a) no such action shall materially and adversely affect any outstanding Stock Option or other right under the Plan without the consent of the holder of such Stock Option or other right; (b) except for the adjustments provided for in Section 4, above, no amendment may be made by Board action without stockholder approval if the amendment would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the number of Shares which may be issued under the Plan,
(iii) materially modify the requirements as to eligibility for participation in the Plan, or (iv) extend the maximum option period of Stock Options; and (c) amendments to the Plan described in Rule 16b-3(c)(2)(ii)(B) promulgated under the Exchange Act shall not be made more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, as well as other developments.

Section 13. Unfunded Status of the Plan.

            The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made by the Company to a Participant or transferee nothing contained herein shall give any such Participant or transferee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

Section 19. Protection of Board and Committee.

            No member of the Board or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Option granted under the Plan.

Section 20. Government Regulations.

      Notwithstanding any provision of the Plan or any Award Agreement executed pursuant to the Plan, the Company's obligation under the Plan and such Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including without limitation any stock exchange on which the Company's Shares may then be listed.

Section 21. Governing Law.

      The Plan shall be construed and governed by the laws of the State of Ohio except only to the extent that the General Corporation Law of the State of Delaware is necessarily applicable to the Company.

Section 22. Genders and Numbers.

      When permitted by the context, each pronoun used in the Plan shall include the same pronoun in other genders and numbers.

Section 23. Captions.

      The captions of the various sections of the Plan are not part of the context of the Plan, but are only labels to assist in locating those sections, and shall be ignored in construing the Plan.

Section 24. Effective Date.

      The Plan shall be effective December __, 1995. The Plan shall be submitted to the stockholders of the Company for approval and ratification as soon as practicable but in any event not later than 12 months after the adoption of the Plan by the Board. If the Plan is not approved and ratified by the stockholders of the Company within 12 months after the adoption of the Plan by the Board, the Plan and all awards granted under the Plan shall become null and void and have no further force or effect.

Section 25. Term of Plan.

      No award shall be granted pursuant to the Plan on or after December 29, 2004, which represents the tenth anniversary of the effective date of the Original Plan, but awards granted prior to such tenth anniversary may extend beyond that date.

Section 26. Effect On Original Plan.

      The Plan is an amendment and restatement of the Original Plan and supersedes the Original Plan in its entirety; provided that (a) all Options granted under the Original Plan shall continue in effect as NQSOs under the Plan, subject to the terms and conditions of the Plan, and to the extent not inconsistent with the Plan, the written agreements evidencing such Options, and (b) the term "Plan", as used in such agreements, shall mean this Plan. In the event of any inconsistency between the provisions of this Plan and such agreements, the provisions of this Plan shall control.

Section 27. Private Company Provisions.

            Notwithstanding any of the foregoing provisions of the Plan to the contrary, unless and until such time as the Company has completed an initial public offering for its common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, the following provisions shall apply:

            (a)  Restrictive Legend.

                 If one or more Stock Options or other rights under the Plan are exercised pursuant to exemptions from the Federal and state securities laws: (a) any Shares issued upon exercise of those Stock Options or rights may not be sold or otherwise transferred, and the Company shall not be required to transfer any such Shares, unless they have been registered under the Federal and state securities laws or a valid exemption from such registration is available; and
            (b) the Company may cause each certificate evidencing the ownership of any Shares issued upon exercise of those Stock Options or rights to be imprinted with a legend in the following form:

                 The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be sold or otherwise transferred without such registration unless a valid exemption from such registration is available and the corporation has received an opinion of, or satisfactory to, its counsel that such transfer would not violate any Federal or state securities law.

            (b)  Restriction on Transfers.

                 No Shares awarded under the Plan or issued upon exercise of a
            Stock Option or other right under the Plan may be sold or otherwise transferred while the holder of those Shares is an employee of the Company or any subsidiary corporation.

            (c)  Purchase Option.

                 If any Participant ceases to be an employee of the Company and its subsidiary corporations for any reason (including without limitation his death, disability, retirement, resignation, replacement, discharge, or any other reason), then the Company shall have the exclusive right and option to purchase from such Participant, the executor or administrator of his estate, or his other successor in interest, as the case may be (for purposes of this subsection, the "Selling Stockholder"), any or all of the Shares which may have been purchased by or awarded to the Participant under the Plan (including without limitation any Shares purchased upon exercise of a Stock Option or other right after termination of the Participant's employment and any additional Shares which the Participant may have received as a result of any stock splits, stock dividends, or similar sources as a result of receiving Shares under the Plan).

     In order to exercise its purchase option under this subsection, the Company shall give written notice to the Selling Stockholder, stating that the Company thereby exercises its option under this subsection, at any time after termination of the Participant's employment. The purchase price for the Shares under this subsection shall be equal to: (i) the fair market value of the total stockholders' equity of the Company, as determined by an appraisal which shall be made by an independent firm of certified public accountants selected by the Board and which shall be approved by the Board, if such appraisal was so made and approved not earlier than 15 months prior to the termination of the Participant's employment or, if not, a new appraisal made by such an independent firm and approved by the Board, plus or minus any increases or decreases in the book value of the total stockholders' equity of the Company from the effective date of such appraisal to the last day of the calendar month of termination of the Participant's employment (whether such termination was before or after the effective date of such appraisal), divided by (ii) the total outstanding shares of common stock of the Company as of the last day of that calendar month, calculated on a fully diluted basis under generally accepted accounting principles. In the event of any disagreement between the Selling Stockholder and the Company concerning calculation of the purchase price for the Shares under this subsection, the calculation shall be made by any independent firm of certified public accountants selected by the Board, whose determination shall be final and conclusive on all interested parties. All costs of any such appraisal shall be borne by the Company, and all costs of any calculation of the purchase price by an independent firm of certified public accountants to resolve any such disagreement shall be borne equally by the Selling Stockholder and the Company.

     If the Company exercises its option under this subsection, the purchase and sale of the Shares shall be closed within 20 business days after determination of the purchase price, at a time and place reasonably specified by the Company. At the closing, the Selling Stockholder shall assign and transfer the Shares to the Company free and clear of all encumbrances or other claims, and the Company shall execute and deliver to the Selling Stockholder the Company's promissory note: (i) dated as of the closing date, (ii) payable to the order of the Selling Stockholder, (iii) in a principal amount equal to the full purchase price, (iv) payable on or before the fourth anniversary of the closing date, (v) with interest payable at maturity calculated on the unpaid principal amount from the closing date to the payment date at a rate per annum equal to the then-current yield-to-maturity on United States Treasury securities of comparable maturity, as determined in good faith by the Company, plus 100 basis points. The Company may elect, in its discretion, to pay all or any part of the purchase price by good and sufficient check at the closing, in which event the Company's promissory note shall be eliminated or reduced by that amount, as the case may be. The Company may prepay its promissory note at any time without penalty.

(d)   First-Refusal Options.

      (i) If the holder of any Shares awarded under the Plan or issued upon exercise of one or more Stock Options or rights under the Plan desires to sell, and receives a bona fide written offer to buy, all or any part of his Shares, for a price computed and payable in dollars and such holder is not an employee of the company or any subsidiary corporation, such holder may sell such Shares, but only pursuant to the following provisions of this subsection. Such holder shall obtain from the person or persons who propose to buy such Shares (collectively, the "Buyer") a written offer to buy such Shares (the "Offer") which shall include the following provisions:
            (A) the number of Shares to be purchased, the price, the terms of payment, and the other terms and conditions of the proposal; (B) agreement by the Buyer that the Offer shall be irrevocable for a specified period of time expiring not earlier than 20 business days after the date that notice of the Offer is given to the Company; and
            (C) the consideration received from such holder for the Buyer's agreement that the Offer shall be irrevocable for the specified period of time. At the time of obtaining the Offer, such holder shall part with adequate consideration to bind the Buyer to his agreement that the Offer shall be irrevocable for the specified period of time.

      (ii) Upon obtaining an Offer that such holder desires to accept, such holder shall give written notice of the Offer and its acceptability to the Company, enclosing a photocopy of the Offer, and shall make the signed original of the Offer available to the Company for examination upon request. The Company shall have the exclusive right and option to purchase all, but only all, of the Shares described in the Offer under whichever of the following three sets of price and terms and conditions that it elects, in its discretion: (A) for the purchase price and upon the other terms and conditions specified in the Offer; or (B) for the purchase price and upon the other terms and conditions which would be applicable under Section 27(b), above, if the employment of such holder had terminated on the date when such holder gave written notice of the Offer; or (C) for the purchase price specified in the Offer and upon the other terms and conditions which would be applicable under Section 27(b), above, if the employment of such holder had terminated on the date when such holder gave written notice of the Offer (including without limitation execution and delivery of the Company's promissory note meeting the requirements of Section 27(b), above).

      (iii) In order to exercise its purchase option under this subsection, the Company shall give written notice to such holder, stating that the Company thereby exercises its option under this subsection, at any time not later than 10 business days after the Company receives the written notice from such holder. If the Company exercises its option under this subsection, the purchase and sale of such Shares shall be closed, at a time and place reasonably specified by the Company, within 20 business days after the later of: (A) the date when the Company exercises its option under this subsection; or (B) the date when the purchase price has been determined. In that event, the terms for payment of the purchase price and the other terms and conditions for purchase shall be not less favorable to the Company than those specified in the Offer.

      (iv) If the Company fails to exercise its purchase option under this subsection, such holder may sell the Shares specified in the Offer to the Buyer at the price and on the terms and conditions of the Offer, subject to compliance with all other requirements in the Plan. Upon completion of the sale of the Shares pursuant to the preceding sentence, the Shares shall remain subject to all requirements and restrictions of the Plan, including without limitation the Company's option to purchase the Shares in the event of any subsequent sale or other transfer, as described in this
            Section 27(d).

Section 28. Savings Clause.

      In case any one or more of the provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed so as to foster the intent of this Plan. This Plan is intended to comply in all respects with applicable law and regulation, including Section 422 of the Code and, with respect to persons subject to Section 16 of the Exchange Act ("Reporting Persons"), Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held to violate or be unenforceable in any respect under Section 422 or Rule 16b-3, then, to the extent permissible by law, any provision which could be deemed to violate or be unenforceable under
Section 422 or Rule 16b-3 shall first be construed, interpreted, or revised retroactively to permit the Plan to be in compliance with Section 422 and Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of this Plan to Participants who are Reporting Persons or covered employees as defined under Section 162(m) of the Code without so restricting, limiting, or conditioning this Plan with respect to other Participants.